CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated November 11, 2005, with respect to the Dreyfus Premier Enterprise Fund, Dreyfus Premier Financial Services Fund and Dreyfus Premier Natural Leaders Fund which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.

ERNST & YOUNG LLP
New York, New York January 23, 2006